                                                                     EXHIBIT 5.1





                                                                     File Number
                                                                          869213


                                December 28, 1998


Apartment Investment and Management Company
17th Floor
1873 South Bellaire Street
Denver, Colorado 80222-4348


          Re: Registration Statement on Form S-4

Ladies and Gentlemen:

          We have served as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 9,620,000 shares (the "Shares") of Class A Common Stock, $.01 par value per share of the Company (the "Common Stock"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued in connection with the proposed merger (the "Merger") of TPI Acquisition Trust, a Maryland real estate investment company and wholly-owned subsidiary of the Company ("TPI"), with and into Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), pursuant to an Amended and Restated Agreement and Plan of Merger dated as of December 7, 1998 (the "Merger Agreement") and the transactions related thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

Apartment Investment and Management Company
December 28, 1998
Page 2



          1. The Registration Statement, including the related form of prospectus included therein (the "Prospectus"), in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

          2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Declaration of Trust of TPI (the "Declaration"), certified as of a recent date by the SDAT;

          4. The Bylaws (the "Bylaws") of the Company, certified as of a recent date by an officer of the Company;

          5. The Bylaws (the "TPI Bylaws") of TPI, certified as of a recent date by an officer of TPI;

          6. Resolutions of the Board of Directors of the Company relating to the execution, delivery and performance of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Shares pursuant to the filing of the Registration Statement (the "Directors' Resolutions"), certified as of a recent date by an officer of the Company;

          7. Resolutions adopted by the Board of Trustees of TPI and the sole shareholder of TPI relating to the execution, delivery and performance of the Merger Agreement by TPI and the consummation by TPI of the transactions contemplated thereby (the "Trustees' Resolutions"), certified as of a recent date by an officer of TPI;

          8. The form of certificate representing a share of the Common Stock;

          9. A certificate of the SDAT as of a recent date as to the good standing of the Company;

          10. A certificate executed by an officer of the Company, dated the date hereof (the "Officer's Certificate"), to the effect that, among other things, the Bylaws, the Directors' Resolutions and the Merger Agreement are true, correct and complete, and that the Charter, the Bylaws and the Directors' Resolutions have not been rescinded or modified and are in full force and effect on and as of the date of the Officer's Certificate, and that the representations and warranties of the Company contained in the Merger Agreement are true, correct and complete, and certifying as to the form, execution and delivery of the Merger Agreement;

Apartment Investment and Management Company
December 28, 1998
Page 3



          11. Certificate of an officer of TPI, of even date herewith (the "TPI Officer's Certificate"), to the effect that, among other things, the TPI Bylaws, the Trustees' Resolutions, the Merger Agreement and the Articles of Merger are true, correct and complete, and that the Declaration, the TPI Bylaws and the Trustees' Resolutions have not been rescinded or modified and are in full force and effect on and as of the date of the TPI Officer's Certificate, and that the representations and warranties contained in the Merger Agreement are true, correct and complete, and certifying as to the form, execution and delivery of the Merger Agreement;

          12. A fully executed counterpart of the Merger Agreement, certified as of a recent date by an officer of each of the Company and TPI; and

          13. Such other documents and matters that we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinions set forth below, we have assumed, and, so far as is known to us, there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company and TPI) is duly authorized to do so.

          3. Each of the parties (other than the Company and TPI) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the

Apartment Investment and Management Company
December 28, 1998
Page 4



Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. All actions taken in connection with the Directors' Resolutions were taken by the unanimous written consent of all directors.

          6. All actions documented by the Trustees' Resolutions were taken by the unanimous written consent of the sole Trustee of TPI and the sole shareholder of TPI.

          7. Articles of Amendment in the form attached as Exhibit A to the Trustees' Resolutions will be filed with and accepted for record by the SDAT prior to the issuance of any Shares.

          8. Articles of Merger in the form contemplated by the Merger Agreement will be filed with and accepted for record by the SDAT prior to the issuance of any Shares.

          9. The Shares have not and will not be transferred in violation of any restriction or limitation contained in the Charter.

          10. All certificates and affidavits submitted to us are true, correct and complete, both when made and as of the date hereof.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares are duly authorized and, upon the due execution, countersignature and delivery of certificates representing the Shares, and upon issuance in accordance with the Charter, the Merger Agreement, the Prospectus, the Directors' Resolutions, and the Trustees' Resolutions, the Shares will be

Apartment Investment and Management Company
December 28, 1998
Page 5


(assuming that upon issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue) validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity (other than Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and TPI) without, in each instance, our prior written consent.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                      Very truly yours,


                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP